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                                                                    EXHIBIT 99.1

[LOGO OF CENTRAL GARDEN & PET]
                                                                Corporate Office
                                                3697 Mt. Diablo Blvd., Suite 310
                                                             Lafayette, CA 94549
                                                                  (925) 283-4573
                                                              Fax (925) 283-4984
FOR IMMEDIATE RELEASE

                                     Contacts:   Gregory Reams
                                                 Central Garden & Pet
                                                 (925) 283-4573

                 CENTRAL GARDEN & PET ACQUIRES AMDRO AND IMAGE
                 CONSUMER PRODUCT LINES FROM AMERICAN CYANAMID
                       _________________________________

     LAFAYETTE, Calif.--(BUSINESS WIRE)--March 29, 2000--Central Garden & Pet Company (NASDAQ: CENT), the nation's leading manufacturer, supplier, and merchandiser of consumer lawn and garden and pet supply products, today announced that its has acquired the AMDRO(R) and IMAGE(R) consumer product lines from American Cyanamid, the agricultural products division of American Home Products Corporation (NYSE: AHP), for approximately $28 million.

     AMDRO(R) Fire Ant Bait is the leading fire ant bait product available in the consumer market. IMAGE(R) Consumer Concentrate is a selective herbicide for the control of difficult weeds in Southern turf, such as nutsedge, dollarweed, wild onion and garlic, Virginia buttonweed and others. Both products, which are sold primarily in the Southern and Southeastern markets, have a strong presence with such key retailers as Wal-Mart, Home Depot, Ace, Lowe's, TrueServe and Target.

     "The acquisition of the AMDRO(R) and IMAGE(R) product lines is an excellent strategic move that will enhance Central's already strong portfolio of lawn and garden branded product offerings," said William E. Brown, Chairman and Chief Executive Officer of Central. "Both product lines have top brand awareness in their respective categories and we look forward to continuing to grow these outstanding brands using Central's consumer branded strategies."

     Central Garden & Pet Company is the nation's leading manufacturer, supplier, and merchandiser of consumer lawn and garden and pet supply products. Central's proprietary branded products include Pennington Seed(R), Kaytee(R), TFH(R), Nylabone(R), Zodiac(R), and Four Paws(R) pet products, Island(R) aquariums, Matthews(R) Four Seasons products and Grant's(R) ant control products. Central offers its retail and branded manufacturing partners a wide array of value-added services proven to increase sales and profitability, including logistics and distribution support, inventory management, advertising and promotional programs, in-store
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merchandising service, and sales program development. For additional information on Central Garden & Pet, including access to the Company's SEC filings, please visit the Company's website at http://www.centralgardenandpet.com.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings, including, without limitation, the final accounting for all issues between the Company and Monsanto under the Solaris Agreement, such as the amounts receivable from Monsanto for cost reimbursements, payments for cost reductions and payments for services; the amounts payable to Monsanto for inventory; responsibility for obsolete inventory and for non-payment by Solaris' direct sales accounts; and costs associated with the realignment of the Company's lawn and garden distribution operations to reflect anticipated business levels for the fiscal year 2000.

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